Exhibit 8(hh)(i)

                            Participation Agreement

                                     among

                              The Merger Fund VL,

                      Westchester Capital Management, Inc.

                                      and

                   Jefferson National Life Insurance Company

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.      FUND SHARES....................................................2

ARTICLE II.     REPRESENTATIONS AND WARRANTIES.................................4

ARTICLE III.    PROSPECTUSES, REPORTS TO SHAREHOLDERS AND
                PROXY STATEMENTS; VOTING.......................................6

ARTICLE IV.     SALES MATERIAL AND INFORMATION.................................8

ARTICLE V.      DIVERSIFICATION................................................9

ARTICLE VI.     POTENTIAL CONFLICTS............................................9

ARTICLE VII.    INDEMNIFICATION...............................................10

ARTICLE VIII.   FEES, COSTS AND EXPENSES......................................16

ARTICLE IX.     APPLICABLE LAW................................................16

ARTICLE X.      TERMINATION...................................................16

ARTICLE XI.     SHAREHOLDER INFORMATION.......................................18

ARTICLE XII.    NOTICES.......................................................20

ARTICLE XIII.   MISCELLANEOUS.................................................20

                            PARTICIPATION AGREEMENT

      THIS AGREEMENT, effective as of the 1st day of May, 2010 by and among The Merger Fund VL, a Delaware statutory trust (the "Fund"), Westchester Capital Management, Inc., a New York corporation (the "Adviser") and Jefferson National Life Insurance Company (the "Company"), a Texas life insurance company, on its behalf and on behalf of each separate account set forth on Schedule A attached hereto as it may be amended from time to time (the "Separate Accounts").

      WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts;

      WHEREAS, the Fund intends to make available shares of the Fund (the "Shares") to the Separate Accounts;

      WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and serves as the investment adviser to the Fund;

      WHEREAS, the Company is an insurance company which will issue the variable annuity and/or variable life insurance policies (the "Contracts") which are funded through the Separate Accounts and which Contracts shall be registered under the Securities Act of 1933, as amended (the "1933 Act") and such Separate Accounts shall be registered under the 1940 Act;

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase the Shares on behalf of the Separate Accounts to fund the Contracts; and

      WHEREAS, the Fund has received an order from the Securities Exchange Commission ("SEC") granting participating insurance companies as described therein and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by (i) separate accounts funding variable annuity and variable life insurance contracts issued by both affiliated and unaffiliated life insurance companies, (ii) qualified pension and retirement plans outside of the separate account context,
(iii) separate accounts that are not registered as investment companies under the 1940 Act pursuant to exemptions from registration under Section 3(c) of the 1940 Act, (iv) the Adviser; and (v) any other person permitted to hold shares of the Fund pursuant to Treasury Regulation ss.1.817-5, including the general account of any life insurance company, or certain related corporations, whose separate account holds, or will hold, shares of the Fund (the "Mixed and Shared Funding Exemptive Order").

      NOW, THEREFORE, in consideration of their mutual promises, the Fund the Adviser and the Company agree as follows:

                             ARTICLE I. FUND SHARES

1.1. The Fund agrees to make the Shares available for purchase on each Business Day, as defined below, by the Separate Accounts. The Fund will execute orders placed for each Separate Account on a daily basis at the net asset value of the Shares next computed after receipt and acceptance by the Fund or its designee of such order.

      A. For purposes of this Agreement, the Company shall be the designee of the Fund for receipt of orders from each Separate Account and receipt by the Company constitutes receipt by the Fund, provided that the Fund receives notice of orders by 9:30 a.m. (Eastern time) on the next following Business Day.

      B. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of the Shares pursuant to the rules of the SEC, as set forth in the prospectus of the Fund.

      C. Notwithstanding the foregoing, series of the Fund that may be established in the future will be made available to the Company only upon mutual agreement by the parties hereto.

1.2. The Board of Trustees of the Fund (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Fund to sell Shares to any person, or suspend or terminate the offering of Shares if such action is required by law or by regulatory authorities having jurisdiction over the sale of Shares or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interests of the Fund's shareholders.

1.3. The Fund agrees that Shares will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No Shares will be sold to the general public.

1.4. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional Shares held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. Redemptions will be processed and payments will be made normally within one day after receipt of such redemption orders by the Fund or its designee. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time. The Fund may suspend redemptions, if permitted by the 1940 Act, for any period during which the New York Stock Exchange is closed or during which trading is restricted by the SEC or the SEC declares that an emergency exists. Redemptions may also be suspended by the Fund during other periods permitted by the SEC for the protection of the Fund's shareholders. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action.

      A. For the purposes of this Agreement, the Company shall be the designee of the Fund for receipt of redemption requests from each Separate Account and receipt by the Company constitutes receipt by the Fund, provided that the Fund receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.

1.5. The Company agrees that purchases and redemptions of Shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus and in accordance with all applicable laws and regulations.

      A. The Company will place one net order each day to purchase or redeem Shares. Each order shall describe the net amount of Shares and dollar amount of Shares to be purchased or redeemed.

      B. In the event of net purchases, the Company will pay for Shares on the same Business Day that the Fund receives notice of an order to purchase Shares. Payment will be made in federal funds transmitted by wire.

1.6. Issuance and transfer of the Shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Shares purchased will be recorded with an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to the Company the CUSIP number assigned to the Shares.

1.7. The Fund shall furnish the Company with same day notice of any dividends or capital gain distributions payable on the Shares, but by no later than 6:30 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). The Company elects to reinvest all such dividends and capital gain distributions in additional Shares at the net asset value on the ex-dividend date. The Fund shall notify the Company of the number of Shares issued as payment of dividends and distributions. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

1.8. The Fund shall provide the net asset value per Share to the Company on a daily basis, as soon as reasonably practical after the net asset value per Share is calculated. The Fund shall use its best efforts to make such net asset value per Share available by 6:30 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in Schedule C attached hereto.

      A. If the Fund provides materially incorrect Share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Shares purchased or redeemed to reflect the correct net asset value per Share.

      B. The determination of the materiality of any net asset value pricing error and its correction shall be based on the Fund's procedures regarding these errors. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Fund shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract owners who have selected the Shares as an investment option, and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Fund or its agents result in a gain to the Company, the Company shall immediately reimburse the Fund or its agents for any losses incurred by the Fund or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to Contract owners, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund or its agents, but the Company shall not be obligated to take legal action against Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

1.9. The Company may withdraw a Separate  Account's  investment in the Fund only
(i)  as  necessary  to  facilitate   Contract  owner   requests;   (ii)  upon  a
determination by a majority of the Board, or a majority of disinterested Trustees, that a material irreconcilable conflict exists among (x) the interests of all Contract owners or (y) the interests of the insurance companies investing in the Fund; (iii) upon requisite vote of the Contract owners having an interest in the Shares; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general implication; (v) upon sixty (60) days' advance written notice; or (vi) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act.

1.10. The parties acknowledge that market timing, short-term trading or excessive trading (hereinafter "Market Timing") may be harmful to the Fund. The Fund and the Adviser reserve the right to revoke, reject or cancel purchase orders for Shares made by the Company that the Fund or the Adviser reasonably believe are attributable to holders of Contracts or their agents who engage in Market Timing.

The Fund and the Adviser shall not be responsible for any losses or costs incurred by the Company, a Separate Account or Contract holders as a result of the revocation, rejection or cancellation of orders in furtherance of the prevention of Market Timing.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that:

      A. The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

      B. The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

      C. The Company is an insurance company duly organized and in good standing under applicable law.

      D. The Company has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Texas Insurance Code and has registered each Separate Account as a unit investment trust in accordance with the 1940 Act.

      E. The Contracts are currently and at the time of issuance will be treated as variable contracts within the meaning of Treas. Reg. Sec. 1.817-5(f)(2)(i)(B) and further represents that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

      F. The Company will not purchase Shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

      G. The Company will purchase and redeem the Shares offered by the then current prospectus of the Fund and in accordance with all applicable laws and regulations and with the provisions of such prospectus.

      H. The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), take any action to operate any of the Separate Accounts as a management investment company under the 1940 Act.

      I. The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

      J. The Company has adopted and will continue to have in place an anti-money laundering program ("AML Program") that complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any future amendments (the "PATRIOT Act," and together with the Bank Secrecy Act, the "Act"), the rules and regulations under the Act, and the rules and regulations promulgated thereunder. The Company further represents that its AML Program will provide for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the Act, and allow for appropriate regulators to examine the Company's AML Program books and records.

      K. The Company (i) will comply with all laws or regulations, including the 1933 Act and the rules promulgated thereunder, the 1940 Act and the rules promulgated thereunder, and anti-money laundering laws and regulations, whether currently in force or subsequently enacted, applicable to the purchase of Shares or to the Separate Accounts or Contracts and will assist the Fund, to the extent reasonably requested by the Fund, in complying with such laws and regulations applicable to the Fund; (ii) will comply with all contractual provisions applicable to its relationship with the Fund; and (iii) has adequate policies, procedures and practices to ensure continued compliance with items (i) through
(ii) above.

      L. All of the Company's employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than that required to be maintained by entities subject to the requirements of Rule 17g-1 of the 1940 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and agrees to notify the Fund in the event such coverage no longer applies.

2.2. The Fund represents and warrants that:

      A. Shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

      B. Shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which Shares will be offered.

      C. Shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

      D. The Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

      E. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Shares.

      F. The Fund is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code"). The Fund will make every effort to maintain such qualification and will notify the Company immediately in writing upon having a reasonable basis for believing that the Fund has ceased to qualify or that the Fund might not qualify in the future.

      G. The Fund is duly organized and validly existing under the laws of the state of its organization.

      H. The Fund does and will comply in all  material  respects  with the 1940
Act.

      I. The Fund has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from certain provisions of the 1940 Act and the rules thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

      J. All of the Fund's trustees, officers, employees and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the 1940 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Fund shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and agrees to notify the Company in the event such coverage no longer applies.

               ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS
                          AND PROXY STATEMENTS; VOTING

3.1. The Fund shall provide the Company with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of the Fund, and any supplements or amendments to any of the foregoing, as the Company may reasonably request. If requested by the Company in lieu of the foregoing printed documents, the Fund shall provide such documents in electronic format as the Company may reasonably request, and such other assistance as is reasonably necessary in order for the Company to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of the Fund, and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule B attached to this Agreement.

3.2. The Fund will provide the Company with copies of its proxy solicitations applicable to the Shares. The Company will, to the extent required by law, (a) distribute proxy materials applicable to the Shares to eligible Contract owners,
(b) solicit voting instructions from eligible Contract owners, (c) vote the Shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Shares for which no instructions have been received in the same proportion as Shares for which instructions have been received.

      A. To the extent permitted by applicable law, the Company reserves the right to vote Shares held in any Separate Account in its own right, subject to the requirements of this Section.

      B. Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") will refrain from voting Shares for which no instructions are received if such Shares are held subject to the provisions of ERISA.

3.3. The Fund will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

3.4. Notwithstanding any other provision to the contrary in this Agreement, with respect to the Separate Accounts, the Company represents and warrants that:

      A. Jefferson National Securities Corporation is the principal distributor for each such Separate Account and any subaccounts thereof and is a registered broker-dealer with the SEC under the 1934 Act;

      B. The Shares are and will continue to be the only investment securities held by the corresponding subaccounts; and

      C. The Company, on behalf of the corresponding subaccount, will:

            (i) vote such Shares held by it in the same proportion as the vote of all other holders of such Shares; and

            (ii) refrain from substituting Shares of another security for such Shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund, prior to its use, each piece of sales literature or advertising prepared by the Company in which the Fund or the Adviser is described. No sales literature or advertising will be used if the Fund or the Adviser reasonably objects to its use within five (5) Business Days following receipt by the Fund.

4.2. The Company will not, without the permission of the Fund, make any representations or statements on behalf of the Fund or the Adviser or concerning the Fund or the Adviser in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the Fund's registration statement or prospectus(es), (b) the Fund's annual and semi annual reports to shareholders, (c) proxy statements for the Shares, or (d) sales literature or other promotional material approved by the Fund.

4.3. The Fund shall furnish, or shall cause to be furnished, to the Company prior to use, each piece of sales literature or advertising prepared by the Fund in which the Company, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if the Company reasonably objects to its use within five (5) Business Days following receipt by the Company.

4.4. Neither the Fund nor the Adviser will, without the permission of the Company, make any representations or statements on behalf of the Company, the Contracts or the Separate Accounts or concerning the Company, the Contracts or the Separate Accounts in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, or (c) in sales literature or other promotional material approved by the Company.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Fund or the Shares within a reasonable time after the filing of each such document with the SEC or the Financial Industry Regulatory Authority ("FINRA").

4.6. The Company will provide to the Fund at least one complete copy of all private placement memoranda (and amendments), registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions (if applicable), sales literature and other promotional materials, applications for exemptions, and requests for no-action letters, and all amendments, that relate to the Contracts within a reasonable time after the filing of such document with the SEC or FINRA, or if not so filed, contemporaneous with its first use.

4.7. The Company hereby consents to the use by the Fund or the Adviser of the names of the Separate Accounts in connection with marketing the Fund, subject to the terms of this Article IV. The Company hereby consents to the use of any trademark, trade name, service mark or logo used by the Separate Accounts by the Fund or the Adviser subject to the prior written approval of the Company of such use and in accordance with the reasonable requirements of the Company. Such consent will terminate following the termination of this Agreement as soon as Shares are no longer offered through variable insurance contracts issued by the Company and no Separate Account owns any Shares.

                           ARTICLE V. DIVERSIFICATION

5.1. The Fund and the Adviser represent and warrant that, at all times, the Fund will comply with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event the Fund ceases to so qualify, the Fund will notify the Company immediately of such event and the Adviser will take all steps necessary to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation ss.1.817-5. Upon request, the Fund will provide the Company with a certification of its compliance with this Article as of the most recent calendar quarter end.

                        ARTICLE VI. POTENTIAL CONFLICTS

6.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2. The Company will report any potential or existing material irreconcilable conflict of which it is aware promptly to the Board. The Company agrees to promptly provide the Board with all information reasonably necessary for the Board to consider any issues raised.

6.3. If it is determined by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, the Company will, at its expense and to the extent reasonably practicable, take whatever steps necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal, and the Company will carry out these responsibilities with a view only to the interests of Contract owners.

6.4. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will, at its expense, withdraw the affected sub-account of the Separate Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees of the Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of Shares.

6.5. The Company, at the request of the Adviser, will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

6.6. For purposes of Sections 6.4 through 6.6 of this Agreement, a majority of the disinterested Trustees will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Separate Account's investment in the Fund and terminate this Agreement within six (6) months after the Fund informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

6.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to Mixed or Shared Funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and the Company, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and
(b) the applicable Sections of this Agreement will continue in effect only to the extent that terms and conditions thereof are substantially identical to such Sections that are contained in such Rule(s) as so amended or adopted.

6.8. If and to the extent that the SEC promulgates new rules or regulations with respect to mixed or shared funding on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the participating insurance companies, as appropriate, shall take such steps as may be necessary to comply with such rules and regulations, as adopted, to the extent such rules are applicable; and (b) this Article VI shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VI that is inconsistent therewith, shall be deemed to be succeeded thereby.

                          ARTICLE VII. INDEMNIFICATION

7.1. Indemnification by the Company.

      A. The Company agrees to indemnify and hold harmless the Adviser and the Fund and each of their directors, trustees, officers, employees and agents and each person, if any, who controls or is associated with the Fund within the meaning of such terms under federal securities laws (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts  paid in  settlement  with the  written  consent of the  Company,  which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Shares or the Contracts and:

            1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any disclosure document, including any prospectus, statement of additional information or offering document, for the Separate Accounts, Contracts or in the Contracts themselves or in sales literature generated or approved by the Company applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article
VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

            2. Arise out of or result from statements or representations made by or on behalf of the Company (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information, sales literature or other written statement of the Fund applicable to the Fund (or any amendment or supplement to any of the foregoing) (collectively, "Fund Documents" for purposes of this Article VII)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

            3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

            4. Arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

            5. Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

      B. The Company shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or the Adviser, whichever is applicable.

      C. The Company shall not be liable under the indemnification provisions of this Section 7.1 with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provisions of this Section 7.1. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense thereof. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties shall promptly notify the Company of the commencement of any litigation or proceedings against them or any of their officers, directors or trustees in connection with the issuance or sale of the Shares or the Contracts or the operation of the Fund.

      E. The indemnification provisions contained in this Section 7.1 shall survive the termination of this Agreement.

7.2. Indemnification by the Adviser.

      A. The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under federal securities laws (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Shares or the Contracts and:

            1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund or the Adviser by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

            2. Arise out of or result from statements or representations made by or on behalf of the Adviser (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

            3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Adviser or the Fund; or

            4. Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

            5. Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

      B. The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

      C. The Adviser shall not be liable under the indemnification provisions of this Section 7.2 with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provisions of this Section 7.2. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

      E. The indemnification provisions contained in this Section 7.2 shall survive the termination of this Agreement.

7.3. Indemnification by the Fund.

      A. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of such terms under federal securities laws (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Shares or the Contracts and:

            1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund or the Adviser by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

            2. Arise out of or result from statements or representations made by or on behalf of the Fund (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

            3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

            4. Arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

            5. Arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

      B. The Fund shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such

Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

      C. The Fund shall not be liable under the indemnification provisions of this Section 7.3 with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provisions of this Section 7.3. In case any such action is brought against the Indemnified Parties, the Fund shall be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties shall promptly notify the Fund of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

      E. The indemnification provisions contained in this Section 7.3 shall survive the termination of this Agreement.

7.4. Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom it intends to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.5. With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records and employees and those books, records and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.6. If a party is defending a claim and indemnifying another party hereto, and:
(i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this
Section 7.6 shall not apply.

7.7. The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

                     ARTICLE VIII. FEES, COSTS AND EXPENSES

8.1. The Fund will pay no fee or other compensation to the Company under this Agreement, except the Fund may pay fees to the Company for administrative services provided to Contract owners that are not primarily intended to result in the sale of Shares or of underlying Contracts if and in such amounts agreed to by the Fund in writing. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise.

8.2. Except as otherwise provided in Schedule B, all expenses incident to performance by the parties of this Agreement will be paid by each party to the extent permitted by law.

                           ARTICLE IX. APPLICABLE LAW

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

                             ARTICLE X. TERMINATION

10.1. This Agreement shall continue in full force and effect until the first to occur of:

      A. Termination by any party for any reason upon six (6) months' advance written notice delivered to the other parties; or

      B. Termination by the Company by written notice to the Fund and the Adviser in the event the Shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such Shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or

      C. Termination by the Company upon written notice to the Fund in the event that the Fund ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

      D. Termination by the Company upon written notice to the Fund in the event that the Fund fails to meet the diversification requirements specified in
Section 5.1 of this Agreement; or

      E. Termination upon written agreement signed by all of the parties to this Agreement; or

      F. Termination by the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of Shares, provided that the Board determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

      G. Termination by any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

      H. Termination by the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Separate Accounts (or any sub-account) to substitute the shares of another investment company for the corresponding Shares in accordance with the terms of the Contracts for which those Shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Shares or of the filing of any required regulatory approval(s); or

      I. Termination by the Fund upon written notice in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law.

      J. Termination by the Fund upon written notice that the Board has decided to (i) suspend or terminate the offering of Shares; or (ii) dissolve, reorganize, liquidate, merge or sell all assets of the Fund.

10.2. Effect of Termination.

      A. Notwithstanding any termination of this Agreement, except a termination under Section 10.1(I) or 10.1(J), the Fund shall, at the option of the Company and for a period of one year from the date of termination and from year to year thereafter if deemed appropriate by the Fund and the Adviser in their sole discretion, continue to make available additional Shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Shares, redeem investments in the Shares and invest in Shares through additional purchase payments.

      B. If the Fund so requests, the Company agrees, at the Fund's sole cost and expense, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Separate Accounts in the Shares within one year from the date of termination of the Agreement as provided in this
Article X. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Shares.

      C. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that any such Contracts may fail to so qualify, unless the Company provides the Fund with an opinion from a nationally recognized tax counsel stating that the Contracts qualify as annuity contracts or life insurance policies, as applicable under the Code, the Fund shall have the right to require the Company to redeem Shares attributable to such Contracts upon ten
(10) days' written notice to the Company and the Company shall so redeem such Shares in order to ensure that the Fund complies with the provisions of Section 817(h) of the Code applicable to ownership of Fund shares. Notice to the Company shall specify the period of time the Company has to redeem the Shares or to make other arrangements satisfactory to the Fund and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Shares pursuant to action taken or request made by the Board in accordance with an order of the SEC, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem Shares in such circumstances and to comply with applicable terms and provisions.

                      ARTICLE XI. SHAREHOLDER INFORMATION

11.1. Agreement to Provide Information. The Company agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request.

      A. Period Covered by Request. Requests must set forth a specific period, not to exceed ninety days from the date of the request, for which transaction information is sought. The

Fund may request transaction information older than ninety days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

      B. Form and Timing of Response. The Company agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than ten business days, after receipt of a request. If the requested information is not on the Company's books and records, the Company agrees to use reasonable efforts to: (i) promptly obtain and transmit the requested information; (ii) obtain assurances from the accountholder that the requested information will be provided directly to the Fund promptly; or (iii) if directed by the Fund, block further purchases of Fund Shares from such accountholder. In such instance, the Company agrees to inform the Fund whether it plans to perform (i), (ii) or (iii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

      C. Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Company.

11.2. Agreement to Restrict Trading. The Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Company's account) that violate policies established by the Fund for the purpose of recouping for the Fund the costs it may incur as a result of redemptions of Shares within 30 days of the date of purchase or eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

      A. Form of Instructions. Instructions must include the TIN, if known, and the specific restrictions(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

      B. Timing of Response. The Company agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

      C. Confirmation by the Company. The Company must provide written confirmation to the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

11.3. Definitions. For purposes of this paragraph:

      A. The term "Fund" includes the fund's transfer agent. The term does not include any "excepted funds" as defined in Rule 22c-2(b) under the 1940 Act.

      B. The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Company.

      C. The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Company in nominee name.

      D.  The  term  "written"  includes   electronic   writings  and  facsimile
transmissions

                              ARTICLE XII. NOTICES

12.1. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

            If to the Fund:

            The Merger Fund VL
            100 Summit Lake Drive
            Valhalla, NY  10595
            Attn:  Bonnie L. Smith

            If to the Adviser:

            Westchester Capital Management, Inc.
            100 Summit Lake Drive
            Valhalla, NY  10595
            Attn:  Bonnie L. Smith

            If to the Company:

            Jefferson National Life Insurance Company
            9920 Corporate Campus Drive, Suite 1000
            Louisville, Kentucky 40223
            Attention: General Counsel

                          ARTICLE XIII. MISCELLANEOUS

13.1. Each party hereto acknowledges that, by reason of its performance under this Agreement, it shall have access to, and shall receive from the other party (and its affiliates, partners and employees), the confidential information of the other party (and its affiliates, partners and employees), including but not limited to the "nonpublic personal information" of their consumers within the meaning of SEC Regulation S-P (collectively, "Confidential Information"). Each party shall hold all such Confidential Information in the strictest confidence and shall use such Confidential Information solely in connection with its performance under this Agreement and for the business purposes set forth in this Agreement. Under no circumstances may a party cause any Confidential Information of the other party to be disclosed to any third party or reused or redistributed without the other party's prior written consent.

13.2. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

13.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, FINRA and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

13.9. This Agreement, including the Schedules hereto, may not be amended, except in a writing signed by all the parties hereto.

13.10. The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

13.11. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

                              JEFFERSON  NATIONAL  LIFE  INSURANCE  COMPANY
                              On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

                              By: ______________________________________________
                                  Name:  Craig A. Hawley
                                  Title: General Counsel & Secretary

                              THE MERGER FUND VL

                              By: ______________________________________________
                                  Name:  Bonnie L. Smith
                                  Title: Vice President, Secretary and Treasurer

                              WESTCHESTER CAPITAL MANAGEMENT, INC.

                              By: ______________________________________________
                                  Name:  Bonnie L. Smith
                                  Title: Vice President and Treasurer

                                   SCHEDULE A

                                SEPARATE ACCOUNTS

Name of Separate Account and Date Established

Jefferson National Life Annuity Account G                       January 18, 1996

                                   SCHEDULE B

                             ALLOCATION OF EXPENSES

------------------------------------------------------------------------------------------------------------------------------------
                      Paid by the Company                                                  Paid by the Fund
------------------------------------------------------------------------------------------------------------------------------------
Preparing and filing the Separate Account's prospectus               Preparing and filing the Fund's registration statement
------------------------------------------------------------------------------------------------------------------------------------
Text composition for Separate Account prospectus and supplements     Text composition for Fund prospectuses and supplements
------------------------------------------------------------------------------------------------------------------------------------
Text alterations of Separate Account prospectus and supplements      Text alterations of Fund prospectuses and supplements
------------------------------------------------------------------------------------------------------------------------------------
Printing Separate Account prospectus and supplements for use         Printing Fund prospectus and supplements for use with existing
with prospective Contract owners; Printing Separate Account          Contract owners; or if requested by the Company, providing
prospectus and supplements for use with prospective Contract         electronic document files of such documents and printing such
owners                                                               documents for use with existing Contract owners(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Text composition and printing of Fund statement of additional information(1)
------------------------------------------------------------------------------------------------------------------------------------
Mailing and distributing Separate Account prospectus and             Mailing and distributing Fund prospectuses, supplements and
supplements to existing Contract owners as required by               statement of additional information to existing Contract
applicable law; mailing and distributing Separate Account            owners(1); printing, mailing and distributing Fund and Separate
prospectus and supplements to prospective Contract owners            Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions
------------------------------------------------------------------------------------------------------------------------------------
Text composition of any annual and semi-annual reports of the        Text composition of annual and semi-annual reports of the Fund;
Separate Account, printing, mailing, and distributing any annual     printing, mailing, and distributing annual and semi-annual
and semi-annual reports of the Separate Account                      reports of the Fund to existing Contract owners(1)
------------------------------------------------------------------------------------------------------------------------------------
Text composition, printing, mailing, distributing, and               Text composition, printing, mailing, distributing, and
tabulation of proxy statements and voting instruction                tabulation of proxy statements and voting instruction
solicitation materials to Contract owners with respect to            solicitation materials to Contract owners with respect to
proxies sponsored by the Separate Accounts, as required by           proxies sponsored by the Fund
applicable law
------------------------------------------------------------------------------------------------------------------------------------

(1) The Company may choose to print the Fund's prospectus(es), statement of additional information and its semi-annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Fund's documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

                                   SCHEDULE C

                     Format for NAV and Dividend Information

Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:

Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number